Exhibit to Items 77C 77D

                   Merrill Lynch Funds for Institutions Series
                    Merrill Lynch Premier Institutional Fund
                        Merrill Lynch Institutional Fund
                          Merrill Lynch Government Fund
                           Merrill Lynch Treasury Fund
                   Merrill Lynch Institutional Tax-Exempt Fund


                         Special Meeting of Shareholders
                                  June 8, 1998


                      Certificate and Report of Inspectors

     The undersigned, Inspectors duly appointed to act as such at the Special Meeting of Shareholders of the Merrill Lynch Funds for Institutions Series (the "Trust") to be held on the 8th day of June, 1998, do hereby certify and report that, having taken the oath to execute faithfully and impartially the duties of Inspectors at said meeting and to conduct there at/thereafter the vote of shareholders entitled to vote and to the best of our skill and ability we did hold and conduct the vote by ballot of the holders of shares of beneficial interest of the Trust and that we did decide upon qualifications of voters and accepted their vote and that when such vote was completed we did count and ascertain the number of shares voted therefore.

     We do hereby certify and report the results of votes cast at, or subsequent to, said meeting in person or by proxy with regards to the following Proposals (as filed in full detail with the SEC on April 30th, 1998.)

Proposal No.1 -- Election of Trustees

     We do hereby certify and report that votes cast at said meeting in person or by proxy by the holders of the shares of beneficial interest of the Trust for the election of Robert W. Crook, A. Bruce Brackenridge, Charles C. Cabot, Jr., James T. Flynn, Terry K. Glenn, Todd Goodwin, George W. Holbrook, Jr., and W. Carl Kester, as Trustees, or withholding authority to vote for all or some of the above-named persons, as follows:


                          Shares of Beneficial Interest
                          -----------------------------

Trustee                           For                          Withheld
-------                           ---                          --------
Robert W. Crook                   7,767,362,907                281,029,008
A. Bruce Brackenridge             7,767,099,259                281,292,656
Charles C. Cabot, Jr              7,766,800,300                281,591,615
James T. Flynn                    7,765,341,153                283,050,762
Terry K. Glenn                    7,764,722,709                283,669,206
Todd Goodwin:                     7,764,695,314                283,696,601
George W. Holbrook, Jr            7,767,888,251                280,503,664
W. Carl Kester                    7,764,578,684                283,813,231


Proposal No. 2 -- Selection of Independent Auditors

     We do hereby certify and report the results of votes cast at said meeting in person or by proxy by the holders of shares for beneficial interest of the Trust for the selection of Deloitee & Touche LLP as independent auditors of the Trust as follows:

                          Shares of Beneficial Interest
                          -----------------------------

                      For:                    7,722,289,862
                  Against:                       71,054,456
                  Abstain:                      255,047,597


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                            Exhibit to Items 77C 77D

Proposal No. 3A -- Amendment to the Investment

     Restrictions of the Premier Institutional Fund

     We do hereby certify and report that votes were cast at said meeting in person or by proxy by the holders of shares of beneficial interest of the Premier Institutional Fund for the amendments to the investment restrictions of the Premier Institutional Fund as follows:

                          Shares of Beneficial Interest
                          -----------------------------

                      For:                    3,045,197,342
                  Against:                       89,903,792
                  Abstain:                      341,672,766


Proposal No. 3B -- Amendment to the Investment Restrictions of the Institutional Fund

     We do hereby certify and report the results of votes cast at, or subsequently to, said meeting in person or by proxy by the holders of shares of beneficial interest of the Institutional Fund (with the necessary quorum being obtained on September 8, 1998) as follows:

                          Shares of Beneficial Interest
                          -----------------------------

                      For:                    2,845,579,486
                  Against:                      464,776,601
                  Abstain:                      491,984,875

Proposal No. 3G -- Amendment to the Investment Restrictions of the Government
Fund

     We do hereby certify and report the results of votes cast at, or subsequent to said meeting in person or by proxy by the holders of shares of beneficial interest of the Government Fund (with the necessary quorum being obtained on June 12, 1998) as follows:

                          Shares of Beneficial Interest
                          -----------------------------

                      For:                      837,141,772
                  Against:                      196,196,110
                  Abstain:                       61,021,953

     We, the undersigned Inspectors do hereby certify and report that with regards to each of the above mentioned Proposals (as filed in full detail with the SEC in the Proxy Statement dated April 30, 1998) the necessary quorums were obtained and in each case that the required affirmative votes needed were received and that, thereby each of the Proposals has been passed.



                                        Respectfully submitted,


                                        /s/ William M. Breen
                                        -----------------------
                                        William M. Breen


                                        /s/ James L. Fatseas
                                        -----------------------
                                        James L. Fatseas